Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

AUTHENTEC, INC.

1.            (a)           The present name of the corporation (hereinafter called the “Company”) is AuthenTec, Inc.

(b)           The original certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on October 21, 1998, as amended and restated by a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 23, 1999, as further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 25, 2000, as amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 14, 2001, as further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 17, 2001, as amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 24, 2003, as amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 14, 2004, and as amended and restated by an Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 3rd, 2007, as further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 26, 2007 (the “Certificate of Incorporation”).

2.           This Amended and Restated Certificate was duly adopted in accordance with the provisions of Sections 242, 245, and 228 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors of the Company and the written consent of the Company’s stockholders, with written notice being provided to all stockholders in accordance with Section 228(d).  This Amended and Restated Certificate of Incorporation restates, integrates, amends, and supersedes the provisions of the Certificate of Incorporation of the Company.

3.           The certificate of incorporation of the Company, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

AUTHENTEC, INC.
a Delaware Corporation

AuthenTec, Inc., a Delaware corporation, certifies to the Secretary of State of the State of Delaware that:

I.

The name of the corporation is AuthenTec, Inc. (the “Company”).

II.

The address of the Company’s registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle.  The name of the registered agent at such address is The Corporation Trust Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

IV.

The total number of shares of all classes of stock which the Company shall have authority to issue is One Hundred Ten Million (110,000,000) divided into two classes as follows:

One Hundred Million (100,000,000) shares shall be Common Stock, $0.01 par value per share (“Common Stock”); and

Ten Million (10,000,000) shares shall be Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series.  The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

V.

The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

A.           The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

B.           The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

C.           Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

D.           Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, or holders of record of not less than 10% of all shares entitled to cast votes at the meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix.

VI.

A.           The number of directors shall initially be six (6) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).  Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article VI, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B.           Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.  Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders as provided in Article VI, Section A above.  Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

VII.

The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Company.  Any adoption, amendment or repeal of Bylaws of the Company by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board).  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company.  Any adoption, amendment or repeal of Bylaws of the Company by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

VIII.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

IX.

The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article IX, Article V, Article VI, Article VII or Article VIII.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Company by Frederick Jorgenson, its Vice President this 2nd day of July, 2007.

AUTHENTEC, INC.

By:	/s/ Frederick Jorgenson
Frederick Jorgenson, Vice President

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